Financial Media                  Robbin Moore
     and Investor Contact:            Director, Investor Relations
                                      Krispy Kreme Doughnuts, Inc.
                                      336-726-8857

     Media Contact:                   Amy Hughes
                                      Communications Director
                                      Krispy Kreme Doughnuts, Inc.
                                      336-726-8815



                        KRISPY KREME ANNOUNCES EXTENSION
                                OF LENDER CONSENT

WINSTON-SALEM, N.C., March 24, 2005--Krispy Kreme Doughnuts, Inc. (NYSE:KKD) (the "Company") announced today that the lenders under its Credit Facility have agreed to extend until April 11, 2005 the date on which an event of default would occur by reason of its failure to deliver financial statements for the quarter ended October 31, 2004. The Company is currently negotiating with a new lending group to obtain new credit facilities the proceeds of which would be used to repay in full the lenders under its current Credit Facility and for general corporate purposes. There can be no assurance that such new credit facilities can be obtained.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates approximately 400 stores in 45 U.S. states, Australia, Canada, Mexico, the Republic of South Korea and the United Kingdom. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

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Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of the pending formal investigation by the United States Securities and Exchange Commission and the investigation by the United States Attorney's Office for the Southern District of New York, the pending shareholder class action, the pending shareholder derivative actions, the pending ERISA class action, the pending Special Committee investigation, our auditors' ongoing review of our financial statements, actions taken by lenders to the Company and its joint ventures, its dependence on franchisees to execute its store expansion strategy, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated and numerous other factors discussed in Krispy Kreme's periodic reports and proxy statements filed with the Securities and Exchange Commission.







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